UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

June 7, 2015
(Date of Report, Date of Earliest Event Reported)

Stage Stores, Inc.
(Exact Name of Registrant as Specified in Charter)

1-14035
(Commission File Number)

NEVADA (State or Other Jurisdiction of Incorporation)	91-1826900 (I.R.S. Employer Identification No.)

10201 Main Street, Houston, Texas (Address of Principal Executive Offices)	77025 (Zip Code)

(800) 579-2302
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    On June 7, 2015, Gabrielle E. Greene-Sulzberger provided Stage Stores, Inc. ("our" or "registrant") with her resignation from our Board of Directors ("Board") in order that she may devote additional time to pursing other professional opportunities. Ms. Greene-Sulzberger’s resignation is effective on June 10, 2015. Ms. Greene-Sulzberger was a nominee for election to our Board at the June 11, 2015 annual meeting of our shareholders ("Annual Meeting"). In connection with her resignation and decision not to stand for election at the Annual Meeting, the Board has temporarily reduced the size of the Board from ten to nine directors. The Board will therefore present at the Annual Meeting only the remaining nine nominees for election to the Board. The proxy cards furnished with our 2015 proxy statement remain effective and the shares represented by those proxy cards will be voted in accordance with the shareholder's instructions with respect to those nine nominees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

STAGE STORES, INC.

Date: June 9, 2015	/s/ Richard E. Stasyszen
Richard E. Stasyszen
Senior Vice President,
Finance and Controller